Exhibit 99(a)(1)(B)

 LETTER OF TRANSMITTAL

to Tender Shares of Common Stock

of

VineBrook Homes Trust, Inc.

Pursuant to the Offer to Purchase

dated September 4, 2026

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON OCTOBER 5, 2026, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

Holders of shares of Class A common stock, par value $0.01 per share (“Shares”) of VineBrook Homes Trust, Inc. (“VineBrook,” the “Company,” “we,” “us,” or “our”), desiring to tender their Shares should complete and sign this Letter of Transmittal and forward it to LODAS Transfer, LLC, as depositary (the “Depositary”) at the address or email address set forth below. Instructions for completing this Letter of Transmittal are included herein.

IMPORTANT: If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. This requirement will be strictly followed, and Letters of Transmittal that do not conform to the above will be rejected. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority to so act must be submitted together with any required signature guarantees and other documents as described herein. If a broker, dealer, commercial bank, trust company, custodian or other nominee holds your Shares, it may have an earlier deadline for accepting the Offer. We urge you to contact the broker, dealer, commercial bank, trust company, custodian or other nominee that holds your Shares as soon as possible to find out its deadline.

The Depositary for the Offer is:

LODAS Transfer, LLC

By Mail:	By Email:
VineBrook Homes Trust, Inc. c/o LODAS Transfer, LLC 1710 Keller Parkway #1981 Keller, TX 76248	vinebrooktender@lodasmarkets.com

If you have any questions or need assistance in completing the Letter of Transmittal, please contact the Depositary and Paying Agent, LODAS Transfer, LLC, toll free at (833) 586-1960 or by email at vinebrooktender@lodasmarkets.com or the Information Agent, NexPoint Securities, Inc., toll free at (833) 697-7253.

Delivery of this Letter of Transmittal or any other required documents to an address other than the one set forth above, or transmission of instructions by email other than as set forth above, does not constitute valid delivery.

PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase, dated September 4, 2026, as it may be amended from time to time (the “Offer to Purchase”).

Ladies and Gentlemen:

The undersigned (“Assignor” or the “undersigned”) hereby tenders to the Company the number of the undersigned’s Shares specified below at a price of $33.00 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase and any supplements or amendments to either, collectively constitute the “Offer”). Unless extended or withdrawn, the Offer, proration period and withdrawal rights will expire at 5:00 P.M. Eastern Time, on October 5, 2026 (the “Expiration Date”).

Stockholders of the Company who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares.

Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, and any dividends or distributions that may be declared, paid, issued, distributed, made or transferred on or in respect of the tendered Shares to stockholders of record after the date on which the Shares are accepted for payment pursuant to the Offer, and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Company’s charter (as amended, restated or otherwise modified from time to time).

Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints the Depositary, the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Shares, to (a) transfer ownership of such Shares on the account books maintained by the Company’s registrar, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (b) present such Shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants for the benefit of the Company and the Depositary that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby and that when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claims and that the transfer and assignment contemplated in this Letter of Transmittal are in compliance with all applicable laws and regulations. If the undersigned is a U.S. stockholder, the undersigned further represents and warrants that the undersigned is a “United States person,” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended. Upon request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Company and the Depositary contemplated in this Letter of Transmittal.

It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless, at the time of tender and at the end of the proration period, such person has a “net long position” in (a) a number of Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tendering to the Company within the period specified in the Offer, or (b) a number of other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tendering to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer, as well as the undersigned’s representation and warranty to the Company that (a) the undersigned has a “net long position” in a number of Shares or Equivalent Securities at least equal to the Shares being tendered within the meaning of Rule 14e-4, and (b) the tender of Shares complies with Rule 14e-4.

The undersigned understands that a tender of Shares pursuant to the procedures described in “The Offer —Procedures for Tendering Shares” of the Offer to Purchase and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer. The Company’s acceptance for payment of Shares tendered in the Offer will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer, including the proration provisions. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering stockholders to submit tender materials as early as possible, so that such stockholders will have as much time as possible before the Expiration Date to correct any defects or irregularities in their tenders. See “The Offer —Procedures for Tendering Shares” in the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

SIGN HERE TO TENDER YOUR SHARES

The undersigned stockholder (or authorized person signing on behalf of the registered stockholder), as Assignor, hereby tenders the number of Shares specified below pursuant to the terms of the Offer.

Account No.	Tax ID/SSN

PLEASE PRINT YOUR NAME(S) in the following space:

Phone No.

Email

Capacity (Full Title)

☐	Tender all Shares	☐	Tender only	Shares

If no indication is given, all Shares owned of record by the Stockholder will be deemed tendered.

Special Payment and Delivery Instructions: Not applicable for Shares registered in the name of a custodian, brokerage-controlled account or other nominee. To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the undersigned or if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be mailed to someone other than the undersigned or to the undersigned at an address other than the undersigned’s address of record. If no instruction is completed, a check will be mailed to the address of record.

Issue Check to:

Mailing Address:

Social Security or Tax ID #
(If applicable, complete IRS Form W-9 or the appropriate Form W-8.)

Signature(s) of Stockholder:

X	Date

X	Date

Must be signed by the registered Stockholder(s) exactly as the name(s) appear(s) in the Company’s records. If a signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person acting in a fiduciary or representative capacity, please complete the line captioned “Capacity (Full Title)” and see Instruction 5.

Signature(s) of Custodian/Broker (if applicable)

X

GUARANTEE OF SIGNATURE(S) If Required-See Instruction 1
Authorized Signature: Name: Name of Firm:

 INSTRUCTIONS

to

LETTER OF TRANSMITTAL

for

VINEBROOK HOMES TRUST, INC.

Forming Part of Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee is required if: (a) the Letter of Transmittal is signed by the registered Stockholder of the Shares tendered therewith and the Stockholder has not completed the box captioned “Special Payment and Delivery Instructions”; or (b) the Shares are held in a custodial account for the benefit of the registered Stockholder or beneficial owner, and the Letter of Transmittal is submitted via email by the bank, broker, dealer, credit union, savings association or other entity acting as custodian of such Shares, which entity is a member in good standing of the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”); provided, however, that if the Letter of Transmittal is received by mail, the exemption described in clause (b) above shall not apply, and a signature guarantee by an Eligible Institution will be required, notwithstanding that the Shares are held in a custodial account with, and tendered by, an Eligible Institution; provided, further, that if the Letter of Transmittal is delivered by any method other than (i) as contemplated by clause (a), or (ii) email transmission by the custodian as contemplated by clause (b), including, without limitation, delivery by mail, courier, hand delivery, overnight delivery service, or any electronic means other than email from the custodian, a signature guarantee by an Eligible Institution shall be required. If one or more Shares are registered in the name of a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the registered Stockholder or payment is to be made at an address other than the address of record, then this Letter of Transmittal must be guaranteed by an eligible guarantor institution.

2. Delivery of Letter of Transmittal. The Letter of Transmittal is to be completed by all stockholders who wish to tender Shares in response to the Offer. For a stockholder to validly tender Shares, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents, must be received by the Depositary as set forth herein on or before the Expiration Date.

THE LETTER OF TRANSMITTAL (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR BEFORE THE EXPIRATION DATE. THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering stockholders to submit tender materials as early as possible, so that such stockholders will have as much time as possible before the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, additional information may be provided on a separate signed schedule attached to this Letter of Transmittal.

4. Amount of Tenders. A stockholder may tender all or a portion of his, her or its Shares.

5. Signatures on Letter of Transmittal. If the Letter of Transmittal is signed by the registered stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever. If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.

If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. This requirement will be strictly followed, and Letters of Transmittal that do not conform to the above will be rejected. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority to so act must be submitted together with any required signature guarantees and other documents as described herein. If a broker, dealer, commercial bank, trust company, custodian or other nominee holds your Shares, it may have an earlier deadline for accepting the Offer. We urge you to contact the broker, dealer, commercial bank, trust company, custodian or other nominee that holds your Shares as soon as possible to find out its deadline.

6. Special Payment and Delivery Instructions. Unless otherwise indicated under “Special Payment and Delivery Instructions,” the check for the purchase price of any Shares purchased will be issued in the name(s) of the undersigned and mailed to the undersigned at the undersigned’s address of record. Payment for custodial and brokerage-controlled accounts will be sent directly to the custodian or broker named on the account.

The undersigned recognizes that the Company has no obligation, pursuant to the “Special Payment and Delivery Instructions,” to transfer any Shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the Shares so tendered. If a check is to be issued in the name of a person other than the undersigned or if a check is to be mailed to someone other than the undersigned or to an address other than the undersigned’s address of record, signature guarantees are required. See Instruction 1.

7. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

8. Requests for Assistance and Additional Copies. Questions or requests for assistance relating to the Offer may be directed to the Dealer Manager, RBC Capital Markets, LLC (the “Dealer Manager”), at 200 Vesey Street, 8th Floor, New York, New York 10281, toll free at (877) 381-2099, the Depositary and Paying Agent toll free at (833) 586-1960, by email to vinebrooktender@lodasmarkets.com or the Information Agent, NexPoint Securities, Inc., toll free at (833) 697-7253. Additional copies of the Offer to Purchase or Letter of Transmittal may be found on our website at http://investors.vinebrookhomes.com/resources/2026-tender-offer-resources or requested by contacting the Depositary and Paying Agent toll free at (833) 586-1960, by email to vinebrooktender@lodasmarkets.com or by mail to VineBrook Homes Trust, Inc. c/o LODAS Transfer, LLC 1710 Keller Parkway #1981, Keller, TX 76248.

9. Validity of the Letter of Transmittal. The Company will determine, in its sole discretion, all questions as to the form and validity (including time of receipt), eligibility and acceptance for payment of any tender of Shares, and the Company’s determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

Questions and requests for assistance may be directed to the Depositary and Paying Agent, the Information Agent or the Dealer Manager as set forth below. Additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be obtained by visiting our website at http://investors.vinebrookhomes.com/resources/2026-tender-offer-resources or contacting the Depositary and Paying Agent and will be furnished promptly at the Company’s expense. You may also contact your own advisor for assistance concerning this Offer.

The Depositary for the Offer is:

LODAS Transfer, LLC

By Mail: VineBrook Homes Trust, Inc. c/o LODAS Transfer 1710 Keller Parkway #1981 Keller, TX 76248	Email: vinebrooktender@lodasmarkets.com	Confirmation: Telephone (Toll Free): (833) 586-1960

The Information Agent for the Offer is:

NexPoint Securities, Inc.

200 Crescent Court, Suite 700
Dallas, Texas 75201

Toll Free: (833) 697-7253

The Dealer Manager for the Offer is:

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor
New York, New York 10281

Toll-Free: (877) 381-2099
Collect: (212) 905-5846
Email: stgdesk@rbccm.com